Exhibit 99

US AIRWAYS ANNOUNCES THE RESIGNATION OF DAVID SIEGEL

AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Board of Directors Names Bruce Lakefield Chief Executive

     ARLINGTON, Va., April 19, 2004 -- The US Airways Group, Inc. (Nasdaq: UAIR) Board of Directors today announced the resignation of President and Chief Executive Officer David N. Siegel, effective immediately.

     Bruce R. Lakefield, chairman of the Board of Directors' Finance and Strategy, and Human Resources committees has been named the chief executive officer, effective immediately.

     Siegel said his decision to exercise his contractual rights to resign reflects a "belief that my leaving is in the best interests of the company, as management seeks to secure the necessary changes to make the airline competitive."

     "I have great affection for the airline and its outstanding employees, and I want to see the company succeed. Unfortunately, the past two years have been difficult for all of us, and I believe our ability to move forward and make additional changes require a change in leadership," Siegel said. "I hope that today's announcement is the first step in a healing process that will enable the company to complete its restructuring."

     Dr. David G. Bronner, US Airways chairman, complimented Siegel's leadership of the company. "Dave has done an admirable job leading the company through a critical period, securing necessary cost cuts and new financing, making the tough decisions that needed to be made in a restructuring, and building a business plan that has put the company back on the right path. We accept his resignation with regret, but share his view that this should be the start of a healing process for labor and management."

     "The Board is fully committed to seeing this company thrive, but there are many difficult decisions that still confront the Board, the management team, and the employees," said Bronner. "Bruce Lakefield is an experienced and seasoned executive who will work tirelessly for the airline and its customers, business partners and financial backers, employees and shareholders. They all should embrace the fact that we recognize that the airline marketplace has changed dramatically, and that we are confronting those realities, rather than hoping they will go away."

     Lakefield, 60, served as chairman and CEO of Lehman Brothers International from 1995 to 1999, when he retired. He has served as a senior advisor to the Investment Policy Committee of HGK Asset Management since 2000, and also serves as a non-executive director of Constellation Corp., PLC.

Certain of the information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; aviation fuel costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; ongoing market acceptance of the company's new common stock; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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